SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 15, 2002

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-30517	56-2179531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

4500 Cameron Valley Parkway, Suite 150, Charlotte, North Carolina 28211

(Address of principal executive offices)

Registrant’s telephone number, including area code (704) 225-8444

Not Applicable

(Former address of principal executive offices)

Item 5 Other Events.

On December 15, 2003, the Registrant issued trust preferred securities having an aggregate liquidation value of $10 million (the “Securities”). The Securities were issued through American Community Capital Trust II, Ltd., a special purpose subsidiary of the Registrant organized as statutory trust under the laws of the State of Connecticut.

The Registrant intends to use a portion of the proceeds from the sale of the Securities to fund the purchase price of FNB Banchsares, Inc., Gaffney, South Carolina and the remainder for general corporate purposes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY BANCSHARES, INC.

By:	/s/ Randy P. Helton
Randy P. Helton, President

Dated:    December 18, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Declaration of Trust of American Community Capital Trust II, Ltd.

10.2	Indenture

10.3	Guarantee Agreement

10.4	Form of Floating Rate Junior Subordinated Debenture of American Community Bancshares, Inc. (incorporated by reference to Exhibit A of the Indenture filed as Exhibit 10.2 herewith)

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